SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 26, 2006

000-24478	38-3073622
(Commission File No.)	(IRS Employer Identification No.)
DEARBORN BANCORP, INC.
(Exact name of registrant as specified in its charter)
1360 Porter Street, Dearborn, MI
(Address of Principal Executive Offices)
48124
(Zip Code)
(313) 565-5700
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

DEARBORN BANCORP, INC.
FORM 8-K (continued)
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
With great sadness, Dearborn Bancorp, Inc, reports the passing of its Vice-Chairman, Richard Nordstrom, 78, on January 26, 2006. Mr. Nordstrom, a founding director and organizer of Dearborn Bancorp, Inc. and Community Bank of Dearborn, will be sorely missed. A memorial gift has been made on behalf of Mr. Nordstrom to the John Sagan Foundation at Oakwood Hospital.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dearborn Bancorp, Inc. (Registrant)

/s/ Jeffrey L. Karafa

Jeffrey L. Karafa Treasurer and Chief Financial Officer
Date: January 31, 2006